Exhibit (a)(1)(E)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

For this type of account:			Give the name and social security number of —
1.	Individual		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or disregarded entity owned by an individual		The owner(3)
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))		The grantor*

For this type of account:			Give the name and employer identification number of —
7.	A disregarded entity not owned by an individual		The owner
8.	A valid trust, estate, or pension trust		The legal entity(4)
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553		The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization		The organization
11.	Partnership or multi-member LLC		The partnership
12.	A broker or registered nominee		The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments		The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))		The trust

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)	Circle the minor's name and furnish the minor's social security number.

(3)	You must show your individual name, but you may also enter your business or "doing business as" name on the “Business name/disregarded entity” name line.. You may use either your social security number or your employer identification number (if you have one) but the IRS encourages you to use your social security number. Also see Special Rules for Partnerships on page 1 of the instructions to Form W-9 at http://www.irs.gov/pub/irs-pdf/fw9.pdf.

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

*NOTE:    Grantor also must provide a Form W-9 to trustee of trust.

Exhibit a(1)(E) - 1

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER

ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number, apply for one immediately. To apply for a SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by calling 1 (800) TAX-FORM (1-800-829-3676), or from the IRS Web Site atwww.irs.gov.

Payees Exempt From Backup Withholding/FATCA Reporting

Payees specifically exempted from backup withholding include:

1.	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

2.	The United States or any of its agencies or instrumentalities.

3.	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

4.	A foreign government or any of its political subdivisions, agencies or instrumentalities.

5.	A corporation.

6.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

7.	A futures commission merchant registered with the Commodity Futures Trading Commission.

8.	A real estate investment trust.

9.	An entity registered at all times during the tax year under the Investment Company Act of 1940.

10.	A common trust fund operated by a bank under Section 584(a).

11.	A financial institution.

12.	A middleman known in the investment community as a nominee or custodian.

13.	A trust exempt from tax under Section 664 or described in Section 4947.

Exhibit a(1)(E) - 2

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 13.

If the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt recipients except for 7
Broker transactions

Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exemption from FATCA reporting code.  The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A –	An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B –	The United States or any of its agencies or instrumentalities

C –	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D –	A corporation the sotck of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E –	A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F –	A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G –	A real estate investment trust

H –	A regulated investment company as defined in section 851 or any entity registered at all times during the tax year under the Investment Company Act of 1940

I –	A common trust fund as defined in section 584(a)

J –	A bank as defined in section 581

K –	A broker

L –	A trust exempt from tax under section 664 or described in section 4947(a)(1)

M –	A tax exempt trust under a section 403(b) plan or section 457(g) plan

Exempt payees should complete a substitute Form W-9 to avoid possible erroneous backup withholding. Furnish your taxpayer identification number, check the appropriate box for your status, check the "Exempt from backup withholding" box, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer. A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Privacy Act Notice.  Section 6109 requires you to provide your correct taxpayer identification number to payers who must file information returns with the IRS to report interest, dividends, and certain other income paid to you . The person collecting this form uses the information to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information may also be disclosed to other countries under a treaty, or to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your taxpayer identification number whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a taxpayer identification number to a payer. Certain penalties may also apply for providing false or fraudulent information.

Exhibit a(1)(E) - 3

Penalties

(1)

 Failure to Furnish Taxpayer Identification Number.    If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)	Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

Exhibit a(1)(E) - 4